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                                                                  EXHIBIT 23.3

             CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We consent to the inclusion in Heritage Media Corporation's Form 8-K, as amended, filed with the Securities and Exchange Commission, relating to the acquisition of DIMAC Corporation, and the incorporation by reference into Heritage Media Corporation's Registration Statements on Form S-8
(File Nos. 33-29425, 33-32200 and 33-57251), of our report dated
March 23, 1995 on the financial statements of Palm Coast Data, Ltd. as of December 31, 1993 and 1994 and for the years then ended.


                                       /s/ DELOITTE & TOUCHE LLP
                                       ----------------------------------
                                       Deloitte & Touche LLP

Jacksonville, Florida
January 2, 1996